Exhibit 99.1

U.S. Well Services Announces $25 Million Registered Direct Offering Priced At-The-Market Under Nasdaq Rules

HOUSTON, March 9, 2022 – U.S. Well Services, Inc. (NASDAQ: USWS) (“USWS” or the “Company”) today announced that it has entered into definitive agreements with several institutional and accredited investors for the purchase and sale, in a registered direct offering priced at-the-market under Nasdaq rules, of 14,180,375 shares of its common stock at a purchase price of $1.763 per share for gross proceeds of approximately $25 million, before deducting placement agent’s fees and other offering expenses. The Company has also agreed to issue to the investors, in a concurrent private placement, unregistered warrants to purchase up to an aggregate of 14,180,375 shares of common stock. The closing of the offering is expected to occur on or about March 11, 2022, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The warrants have an exercise price of $1.763 per share, are exercisable immediately upon issuance and will expire three and one-half years following the date of issuance.

USWS currently intends to use the net proceeds from the offering for working capital purposes, including the funding of certain capital expenditures. USWS has not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes.

The shares of common stock described above (but not the warrants or the shares of common stock underlying the warrants) are being offered and sold by USWS in a registered direct offering pursuant to an effective shelf registration statement on Form S-3, which was filed with the Securities and Exchange Commission (the “SEC”) on March 22, 2019 and subsequently declared effective on April 22, 2019 (File No. 333-230471) (the “Registration Statement”), and the base prospectus dated as of April 22, 2019 contained therein. The offering of the shares of common stock is being made only by means of a prospectus supplement that forms a part of the effective registration statement. A final prospectus supplement and the accompanying base prospectus relating to the shares of common stock being offered in the registered direct offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying base prospectus may also be obtained, when available, from H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

The warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Act, or applicable state securities laws. Accordingly, the warrants and the underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein. There shall not be any offer, solicitation of an offer to buy, or sale of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About U.S. Well Services

U.S. Well Services, Inc. is a leading provider of hydraulic fracturing services and a market leader in electric fracture stimulation. The Company’s patented electric frac technology provides one of the first fully electric, mobile well stimulation systems powered by locally-supplied natural gas, including field gas sourced directly from the wellhead. The Company’s electric frac technology dramatically decreases emissions and sound pollution while generating exceptional operational efficiencies, including significant customer fuel cost savings versus conventional diesel fleets. For more information visit: www.uswellservices.com. Information on our website is not part of this release.

Forward-Looking Statements

The information above includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein concerning, among other things, the completion of the offering, the satisfaction of customary closing conditions related to the offering and the intended use of net proceeds from the offering, our ability to perform under customer contracts and the expected impact of the transactions on the Company’s financial position and prospects, if at all, are forward-looking statements. These forward-looking statements may be identified by their use of terms and phrases such as “may,” “expect,” “believe,” “intend,” “estimate,” “project,” “plan,” “may,” “anticipate,” “will,” “should,” “could,” and similar terms and phrases. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. These forward-looking statements represent the Company’s current expectations or beliefs concerning future events, and it is possible that the results described in this release will not be achieved. These forward-looking statements are subject to certain risks, including market and other conditions, the ability and willingness of the Organization of Petroleum Exporting Countries (“OPEC”) and non–OPEC countries, such as Russia, to set and maintain production levels and prices for oil, and the impact of epidemics, pandemics or other major public health issues, such as the COVID–19 coronavirus, as well as the other risks, uncertainties and assumptions identified in this release or as disclosed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”). Factors that could cause actual results to differ from the Company’s expectations include changes in market conditions and other factors described in the Company’s public disclosures and filings with the SEC, including those described under “Risk Factors” in its annual report on Form 10-K/A for the year ended December 31, 2020 filed on May 17, 2021 and in its subsequently filed quarterly reports on Form 10-Q. As a result of these factors, actual results may differ materially from those indicated or implied by forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for us to predict all such factors.